Exhibit 10.15

$6,900,000.00	February 24, 2010

PROMISSORY NOTE

FOR VALUE RECEIVED, Wells VAF – Parkway at Oak Hill, LLC, a Delaware limited liability company (“Borrower”), hereby unconditionally promises and agrees to pay to the order of A10 Capital, LLC, a Delaware limited liability company (“Lender”), at 950 W. Bannock Street, Suite 950, Boise, Idaho 83702, or such other address as the holder hereof may, from time to time designate in writing, in lawful money of the United States of America, the principal sum of up to SIX MILLION NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($6,900,000.00) (the “Loan”), with interest accruing on the unpaid principal sum owing thereunder at the Interest Rate (as hereinafter defined), or at the Default Rate (as hereinafter defined) as hereinafter provided.

The interest rate to be applied to the unpaid principal balance of this Note shall be calculated at the initial rate of 9.105% per annum (the “Interest Rate”). The Interest Rate shall be reset two (2) Business Days prior to the first day of each month (the “Rate Determination Date”) based on increases or decreases in the One Month London Interbank Offered Rate (LIBOR) as published by Bloomberg.com (the “Index”). On each Rate Determination Date, the Interest Rate shall be increased or decreased to equal the sum of (i) the Index plus (ii) 8.875%, and Borrower’s payment will be increased or decreased to reflect the then applicable Interest Rate and required monthly payment. If the Index becomes unavailable during the term of this Loan, Lender may designate a substitute index to be effective immediately upon notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change, if any, will be effective for the interest accrual period commencing on the first day of the month immediately following the Rate Determination Date. NOTICE: Notwithstanding the foregoing, under no circumstances will the interest rate on this Note be (1) less than 8.875% per annum, which shall be the minimum Interest Rate under this Note, or (2) more than the maximum rate allowed by applicable law.

Upon the occurrence of any Event of Default, the Loan shall bear interest at the rate of 4% above the Interest Rate (the “Default Rate”).

Interest owing for each month shall be computed on the basis of a fraction, the denominator of which is three hundred sixty (360) and the numerator of which is the actual number of days elapsed from the first day of such month (or, for the initial advance, from the date of such advance) to the last day in the calendar month immediately prior to the date such monthly interest payment is due. Any principal payments shall be applied to the Loan balance as and when actually received. After entry of a judgment on this Note, interest shall continue to accrue in accordance with the terms of this Note at the higher of the Default Rate or the applicable legal rate.

The Loan shall mature on March 1, 2013 or the first Business Day thereafter (the “Maturity Date”). The term of the Loan shall be the period from the date of this Note through the Maturity Date (the “Loan Term”).

PROMISSORY NOTE - 1

The Loan shall be payable as follows:

(1)      Interest; Monthly Payments.    Commencing on April 1, 2010, and continuing on the first Business Day of each month thereafter (each a “Monthly Payment Date”), until the Maturity Date, Borrower shall make consecutive monthly payments of interest only in arrears at the Interest Rate based on the Index as of the Rate Determination Date as more particularly set forth above.

(2)      Principal and Other Amounts.  On the Maturity Date, Borrower shall pay to Lender all outstanding principal, accrued and unpaid interest up to and including the Maturity Date, fees and any other amounts due under this Note and the Loan Documents (as defined below). Any principal paid with regard to the Loan after March 1, 2012 shall be subject to the prepayment premium set forth in paragraph (3)(iii) below, including, but not limited to, principal paid on the Maturity Date.

(3)      Prepayment.  Borrower shall have the right to make, and Lender shall accept, voluntary prepayment of the Loan, whether in whole or in part, at any time prior to the Maturity Date, upon not less than thirty (30) days’ prior written notice to Lender. Provided, however:

  (i)     if the Loan is prepaid at any time on or before September 1, 2010, whether such prepayment is voluntary or due to Lender accelerating the amounts due hereunder, Lender shall be deemed to have earned, and Borrower shall pay as a prepayment premium, an amount equal to 2% of the principal amount being prepaid;

  (ii)    if the Loan is prepaid at any time after September 1, 2010 and on or before March 1, 2012, no prepayment premium shall be due and owing; and

  (iii)  upon payment of any principal under the Loan, whether in whole or in part, at any time after March 1, 2012, whether such prepayment is voluntary or due to Lender accelerating the amounts due hereunder, Lender shall be deemed to have earned, and Borrower shall pay as a prepayment premium, an amount equal to 1% of the principal amount being paid.

In the event of a prepayment, Lender may calculate the charges under this Section based upon the date of prepayment or the date of acceleration or the date of a bankruptcy by Borrower, at Lender’s sole and absolute discretion.

(4)      Commerce Note.    In the event the indebtedness evidenced by the Commerce Note (defined below) is not paid in full on the same date that the Loan is paid in full (whether by prepayment, voluntarily or involuntarily, or on the Maturity Date), Borrower shall pay to Lender on the date the Loan is paid in full an amount equal to $1,000,000, to be applied by Lender against the outstanding principal amount of the Commerce Note, and Borrower’s obligations hereunder shall not be satisfied in full until compliance herewith.

(5)      Late Charges.    If Borrower fails to pay any installment of interest or principal on the date on which the same is due, or if any amounts hereunder are accelerated by Lender due to the terms hereof, Borrower shall pay to Lender a late charge on such past-due or

PROMISSORY NOTE - 2

accelerated amount, as liquidated damages and not as a penalty, equal to five percent (5%) of such amount, but not in excess of the maximum amount of interest allowed by applicable law. The foregoing late charge is intended to compensate Lender for the expenses incident to handling any such late payment or accelerated amounts and for the losses incurred by Lender as a result of such late payment or acceleration. Borrower agrees that, considering all of the circumstances existing on the date this Note is executed, the late charge represents a reasonable estimate of the costs and losses Lender will incur by reason of late payment or acceleration. Borrower and Lender further agree that proof of actual losses would be costly, inconvenient, impracticable and extremely difficult to fix. Acceptance of the late charge shall not constitute a waiver of the default arising from the overdue installment, and shall not prevent Lender from exercising any other rights or remedies available to Lender.

All payments made by Borrower to Lender under this Note or any other Loan Document shall be made by Automated Clearing House (“ACH”), electronic funds transfer or other immediately available funds on the Monthly Payment Date; provided, however, no principal payments or other amounts (other than the required monthly payment hereunder) payable to Lender under the Loan Documents will be made through ACH.

All payments received by Lender under this Note shall be applied to the following, in such order as Lender may elect, in its sole discretion: (a) to any fees and expenses due to Lender under this Note or any Loan Document; (b) to any Default Rate interest and late charges; (c) to accrued and unpaid interest; (d) to amounts owed under any reserves or escrows required by Lender; and (e) to the principal sum and other amounts due under this Note or any Loan Document.

This Note is secured by (i) a Deed of Trust With Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith (the “Mortgage”) and other security documents and documents being executed and delivered concurrently with the execution and delivery of this Note (collectively, the “Loan Documents”), and (ii) a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith, from Wells VAF – 330 Commerce Street, LLC, a Delaware limited liability company, as grantor, to William L. Rosenberg, as trustee, for the benefit of Lender, as beneficiary, and other security documents and documents executed and delivered concurrently with the execution and delivery of that certain Promissory Note of even date herewith, executed by Wells VAF – 330 Commerce Street, LLC, a Delaware limited liability company, as borrower, payable to Lender, as lender, in the original principal amount of $5,000,000.00 (the “Commerce Note”). Capitalized terms not defined herein shall have the meanings set forth in the Loan Documents.

Lender, at Lender’s election, may declare the outstanding principal of this Note and the interest accrued hereon to be immediately due and payable without notice or demand, upon the occurrence of any of the following events: (1) Borrower fails to pay on or before the date due, any amount payable under this Note; or (2) any other Event of Default shall have occurred under any other Loan Document. In addition to the rights and remedies provided herein, Lender may exercise any other right or remedy in any other document, instrument or agreement evidencing, securing or otherwise relating to the indebtedness evidenced hereby in accordance with the terms thereof, or under applicable law, either simultaneously or in such order as Lender shall deem in its best interest,

PROMISSORY NOTE - 3

all of which rights and remedies shall be cumulative, and may be exercised concurrently, consecutively or in such order as Lender may elect in its sole and absolute discretion.

Borrower, co-makers, sureties, endorsers and guarantors, and each of them, expressly waive demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate the maturity hereof, notice of the acceleration of the maturity hereof, bringing of suit and diligence in taking any action to collect amounts called for hereunder and in the handling of securities at any time existing in connection herewith; such parties are and shall be jointly, severally, directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times had or existing as security for all sums due hereunder and under any other Loan Document.

It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, all agreements between Borrower and Lender with respect to the Loan are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Lender or charged by Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law. If the Loan would be usurious under applicable law, then, notwithstanding anything to the contrary in the Loan Documents: (1) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Loan Documents shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Note by the holder thereof (or, if the Note has been paid in full, refunded to Borrower); and (2) if maturity is accelerated by reason of an election by Lender, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable law. In such case, excess interest, if any, provided for in the Loan Documents or otherwise, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full so that the actual rate of interest is uniform through the term hereof. If such amortization, proration, allocation and spreading is not permitted under applicable law, then such excess interest shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Note (or, if the Note has been paid in full, refunded to Borrower). The terms and provisions of this paragraph shall control and supersede every other provision of the Loan Documents.

Time is of the essence with respect to all of Borrower’s obligations under this Note and the Loan Documents.

This Note shall be binding upon and inure to the benefit of Lender and Borrower and the respective successors and assigns of Lender and Borrower, provided that neither Borrower nor any Grantor Party shall, without the prior written consent of Lender, assign any rights, duties or obligations hereunder.

All provisions of the Loan Documents shall apply with equal effect to each and all promissory notes and amendments thereof hereinafter executed which in whole or in part

PROMISSORY NOTE - 4

represent a renewal, extension, increase or rearrangement of the Loan. For portfolio management purposes, at any time during the term of the Loan, Lender may seek or obtain participants in the Loan, and may elect to divide the Loan into two or more separate loans evidenced by separate promissory notes so long as the payment and other obligations of Borrower are not effectively increased or otherwise modified. Borrower agrees to cooperate with Lender and to execute such documents as Lender reasonably may request to effect such division of the Loan. Borrower shall be required to pay all costs actually incurred by Lender in connection with the foregoing.

No course of dealing on the part of Lender, its officers, employees, consultants or agents, nor any failure or delay by Lender with respect to exercising any right, power or privilege of Lender under any of the Loan Documents, shall operate as a waiver thereof.

Rights and remedies of Lender under the Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE LOAN OR THE MORTGAGED PROPERTY (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS NOTE OR ANY OTHER LOAN DOCUMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS NOTE OR ANY OTHER LOAN DOCUMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS NOTE AND THE LOAN DOCUMENTS.

BORROWER SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF IDAHO FOR THE DETERMINATION OF ANY CONTROVERSY ARISING UNDER OR IN CONNECTION WITH THIS NOTE OR THE OTHER LOAN DOCUMENTS, AND BORROWER AND EACH GRANTOR PARTY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT, OR OTHER PROCESS IN AN ACTION IN ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF IDAHO AND AGREES THAT ALL SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. BORROWER HEREBY CONSENTS TO VENUE IN ADA COUNTY, IDAHO, AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN ADA COUNTY, IDAHO.

PROMISSORY NOTE - 5

This Note and the Loan Documents are being executed and delivered, and are intended to be performed, in the State of Idaho and the laws of the State of Idaho, without reference to its conflicts of law principles, shall govern the rights and duties of the parties hereto and the validity, construction, enforcement and interpretation of this Note and the Loan Documents, except to the extent otherwise specified in any of the Loan Documents.

[The remainder of this page is intentionally left blank.]

PROMISSORY NOTE - 6

IN WITNESS WHEREOF, Borrower has executed this Note as of the date first written above.

Wells VAF – Parkway at Oak Hill, LLC,
a Delaware limited liability company
By:	Wells Mid-Horizon Value-Added Fund I, LLC,
a Georgia limited liability company,
its sole Member
	By:	Wells Investment Management Company, LLC,
a Georgia limited liability company, its Manager

		By:	/s/ Kevin A. Hoover
Kevin A. Hoover, President

STATE OF Georgia	§
§
COUNTY OF Gwinnett	§

This instrument was acknowledged before me on February 17th, 2010, by Kevin A. Hoover, the President of Wells Investment Management Company, LLC, a Georgia limited liability company, on behalf of said limited liability company, in its capacity as Manager of Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company, on behalf of said limited liability company, in its capacity as sole Member of Wells VAF – Parkway at Oak Hill, LLC, a Delaware limited liability company, on behalf of said limited liability company.

/s/ L A Hunt
Notary Public, State of Georgia
Name: L A Hunt
My commission expires: 6/10/10

PROMISSORY NOTE - 7

Loan No. AC-TX-MM-10-001-001

ALLONGE

This allonge endorsement is attached to, and forms a part of, the Promissory Note, dated as of February 24, 2010, in the stated principal amount of $6,900,000.00, executed by Wells VAF – Parkway at Oak Hill, LLC, a Delaware limited liability company, payable to the order of A10 Capital, LLC, a Delaware limited liability company.

Pay to the order of Wells Fargo Foothill, LLC, a Delaware limited liability company, as Agent.

A10 Capital, LLC,
a Delaware limited liability company

By: /s/ Dale Conder
Dale Conder, Chief Risk Officer